UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2006

LUSORA HEALTHCARE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-129393
(Commission File Number)

N/A
(IRS Employer Identification No.)

795 Folsom Street, San Francisco, CA 94107
(Address of principal executive offices and Zip Code)

(877) 490-3344
Registrant's telephone number, including area code

Comtrix Inc.
3702 South Virginia Street, #G12-401, Reno, Nevada 89502
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2006, we provided a loan in the amount of US$100,000 to Lusora Ltd., a UK company that is intended to be acquired by our company. This loan is evidenced by an unsecured promissory note in the principal amount of US$100,000 and is repayable on demand without interest.

Item 3.02 Unregistered Sales of Equity Securities

On August 14, 2006, we closed a private placement consisting of 400,000 units of our securities at a price of US$0.50 per unit for gross proceeds of $200,000. Each unit consists of one common share in the capital of our company and one common share purchase warrant, with one of such warrant entitling the holder to purchase one share of our common stock at a price of US$1.00 per share.

We issued the securities to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 14, 2006, Jinhu Zhang resigned as a Director, President, Secretary and Treasury of our company and Chunjin Xu has resigned as Director, Chief Technology Officer of our company. Upon the resignation of Jinhu Zhang, Dan Bauer was appointed President, Secretary and Treasury of our Company.

Our board of directors currently consists of Dan Bauer alone.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Subscription Agreement

99.1	Promissory Note dated August 15, 2006 between our company and Lusora Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSORA HEALTHCARE SYSTEMS INC.

By:	/s/ Dan Bauer
Dan Bauer
Director
Date: August 15, 2006